Exhibit 99.1

NEWS RELEASE

CONTACT:	Scott B. Flaherty
Chief Financial Officer
(415) 408-4700

Willis Lease Finance Reports Second Quarter Pretax Profit Grew 76% to $10.2 Million

NOVATO, CA —August 8, 2017 — Willis Lease Finance Corporation (NASDAQ: WLFC) today reported that pretax income grew 76% to $10.2 million in the second quarter of 2017, compared to $5.8 million in the second quarter of 2016, on revenues of $67.8 million. The Company’s second quarter 2017 results were bolstered by continued strength in its core leasing business with 90% utilization at quarter end and $19.4 million of spare parts and equipment sales revenue, of which $12.9 million was generated by the sale of equipment. Net income attributable to common shareholders for the second quarter increased 68% to $5.7 million, or $0.92 per diluted share, from $3.4 million, or $0.49 per diluted share, in the second quarter 2016.  Earnings in the second quarter included a $2.3 million non-cash write down of equipment and parts.

“We continue to drive strong pre-tax financial growth in 2017, and build the business for the future,” said Charles F. Willis, Chairman and CEO.  “Our leasing business is delivering support and value for our customers at a time when engine shop visit activity is extremely high.”

“We believe we have a unique service offering and our customers are just beginning to see the value of our total platform,” said Brian R. Hole, President. “While leasing remains strong with utilization of 90% at quarter end and our trading business continues to become more efficient, we will focus on growth and delivering additional value worldwide through our subsidiaries, Willis Aeronautical Services and Willis Asset Management.”

Second Quarter 2017 Highlights:

•                  Total revenue grew 36.7% to $67.8 million in the second quarter of 2017, from $49.6 million in the year ago period.

•                  Average utilization in the second quarter of 2017 was 88% as compared to 89% in the preceding quarter. Utilization was 90% at the end of Q2 2017.

•                  Second quarter lease rent revenue was $31.3 million, up 7.4% year-over-year.

•                  Maintenance reserve revenue for the six months ended June 30, 2017 increased 40% to $43.8 million compared to $31.3 million in the year ago period.

•                  The Company purchased $81.5 million and sold $21.2 million of assets in the second quarter of 2017.

•                  The equipment portfolio grew 2.1% to $1.161 billion, from $1.137 billion at year end 2016, net of asset sales and depreciation expense.

•                  Tangible book value per share increased 7% to $32.52 at June 30, 2017, as compared to $30.66 per share at December 31, 2016.

•                  Under the Company’s five-year repurchase plan, the Company purchased a total of 114,833 shares of common stock in the quarter for $2.7 million.

•                  The Company maintained $250 million of undrawn revolver capacity at June 30, 2017.

Balance Sheet

As of June 30, 2017, Willis Lease had 217 commercial aircraft engines, 13 aircraft and 5 aircraft parts packages and other engine-related equipment in its lease portfolio, with a net book value of $1.161 billion, compared to 201 commercial aircraft engines, 10 aircraft, 5 aircraft parts packages, and other engine-related equipment in its lease portfolio, with a net book value of $1.081 billion a year ago.  The Company’s funded debt-to-equity ratio was 4.40 to 1 at quarter end compared to 4.59 to 1 at December 31, 2016, and 4.47 to 1 a year ago.

Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services supported by cutting edge technology through its subsidiary Willis Asset Management, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing reports filed with the Securities and Exchange Commission.

Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2017	2016	Change	2017	2016	Change
REVENUE
Lease rent revenue	$31,337	$29,181	7.4%	$61,572	$57,457	7.2%
Maintenance reserve revenue	11,881	15,514	(23.4)%	43,843	31,333	39.9%
Spare parts and equipment sales	19,383	3,673	427.7%	31,979	6,305	407.2%
Gain on sale of leased equipment	3,527	258	1267.1%	4,509	3,250	38.7%
Other revenue	1,716	992	73.0%	3,888	1,992	95.2%
Total revenue	67,844	49,618	36.7%	145,791	100,337	45.3%

EXPENSES
Depreciation and amortization expense	16,015	16,188	(1.1)%	32,644	32,607	0.1%
Cost of spare parts and equipment sales	13,730	2,787	392.6%	23,130	4,719	390.1%
Write-down of equipment	2,277	1,893	20.3%	15,285	3,929	289.0%
General and administrative	13,065	10,685	22.3%	26,265	22,437	17.1%
Technical expense	2,448	1,803	35.8%	4,740	3,499	35.5%
Net finance costs
Interest expense	11,312	10,397	8.8%	22,178	20,405	8.7%
Loss on extinguishment of debt	—	137	(100.0)%	—	137	(100.0)%
Total net finance costs	11,312	10,534	7.4%	22,178	20,542	8.0%
Total expenses	58,847	43,890	34.1%	124,242	87,733	41.6%

Earnings from operations	8,997	5,728	57.1%	21,549	12,604	71.0%

Earnings from joint ventures	1,161	56	n/a	3,015	243	n/a

Income before income taxes	10,158	5,784	75.6%	24,564	12,847	91.2%
Income tax expense	4,168	2,418	72.4%	10,406	5,470	90.2%
Net income	$5,990	$3,366	78.0%	$14,158	$7,377	91.9%
Preferred stock dividends	324	—	100.0%	646	—	(100.0)%
Accretion of preferred stock issuance costs	9	—	100.0%	17	—	100.0%
Net income attributable to common shareholders	$5,657	$3,366	68.1%	$13,495	$7,377	82.9%

Basic earnings per common share	$0.94	$0.50		$2.22	$1.07

Diluted earnings per common share	$0.92	$0.49		$2.18	$1.05

Average common shares outstanding	6,036	6,685		6,075	6,917
Diluted average common shares outstanding	6,142	6,819		6,201	7,047

Consolidated Balance Sheets

(In thousands, except share data, unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$11,256	$10,076
Restricted cash	43,244	22,298
Equipment held for operating lease, less accumulated depreciation	1,160,545	1,136,603
Maintenance rights	17,159	17,670
Equipment held for sale	27,826	30,710
Operating lease related receivable, net of allowances	12,867	16,484
Spare parts inventory	22,955	25,443
Investments	45,928	45,406
Property, equipment & furnishings, less accumulated depreciation	16,400	16,802
Intangibles assets, net	1,980	2,182
Other assets	26,194	14,213
Total assets	$1,386,354	$1,337,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$24,452	$17,792
Deferred income taxes	114,127	104,978
Notes payable	921,782	900,255
Maintenance reserves	68,512	71,602
Security deposits	23,074	21,417
Unearned lease revenue	5,195	5,823
Total liabilities	1,157,142	1,121,867

Redeemable preferred stock ($0.01 par value)	$19,777	$19,760

Shareholders’ equity:
Common stock ($0.01 par value)	64	64
Paid-in capital in excess of par	708	2,512
Retained earnings	209,497	194,729
Accumulated other comprehensive loss, net of tax	(834)	(1,045)
Total shareholders’ equity	209,435	196,260

Total liabilities and shareholders’ equity	$1,386,354	$1,337,887

Note:  Transmitted on GlobeNewsWire on August 8, 2017, at 5:00 am PT